UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2016

DONNELLEY FINANCIAL SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-37728	36-4829580
(Commission File Number)	(IRS Employer Identification No.)

35 West Wacker Drive,
Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

(312) 326-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Donnelley Financial Solutions, Inc. Credit Agreement

On September 30, 2016 (the “Financing Closing Date”), Donnelley Financial Solutions, Inc. (the “Company” or “Donnelley Financial”) entered into a Credit Agreement (the “Credit Agreement”) by and among the Company, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”). The Credit Agreement provides for (i) a new senior secured term loan B facility in an aggregate principal amount of $350.0 million (the “Term Loan Facility”) and (ii) a new first lien senior secured revolving credit facility in an aggregate principal amount of $300.0 million (the “Revolving Credit Facility,” and, together with the Term Loan Facility, the “Credit Facilities”). The Term Loan Facility will mature seven years from the Financing Closing Date, and the Revolving Credit Facility will mature five years from the Financing Closing Date.

Incremental Facilities

Subject to customary conditions and restrictions, the Company may add one or more incremental term loan facilities under the Term Loan Credit Facility and/or increase commitments under the Revolving Credit Facility (collectively, the “Incremental Facilities”) in an aggregate principal amount for all such Incremental Facilities up to an unlimited amount so long as the consolidated secured leverage ratio, calculated on a pro forma basis, is equal to or less than 2.50 to 1.00.

Use of Proceeds

The Company intends to use certain of the proceeds from the Credit Facilities to fund a distribution to RR Donnelley in connection with the spin off, as described below under the caption “Agreements with RR Donnelley and LSC Communications, Inc.”, and will use the remainder of the proceeds (i) to pay fees and expenses related to the spin off from RR Donnelley, borrowings under the Credit Facilities and any related transactions and (ii) for general corporate purposes, including the financing of permitted investments.

Interest Rates

The interest rate per annum applicable to the term loans under the Credit Facilities is equal to, at the Company’s option, either a base rate plus a margin of 3.00% or LIBOR plus a margin of 4.00%. The interest rate per annum applicable to revolving loans under the Revolving Credit Facility is equal to a base rate plus a margin ranging from 1.125% to 1.750%, or LIBOR plus a margin ranging from 2.125% to 2.750%, in either case based upon the consolidated leverage ratio of the Company and its restricted subsidiaries. The LIBOR rate with respect to the Term Loan Facility is subject to a “floor” of 1%. In addition, the Company will pay a facility fee on the average daily amount of the total revolving commitments regardless of usage, ranging from 0.375% to 0.50%, based upon the consolidated leverage ratio of the Company and its restricted subsidiaries.

Amortization

The Term Loan Facility will amortize in equal quarterly installments in aggregate annual amounts equal to 5% of the original principal amount of the Term Loan Credit Facility. The Term Loan Facility is subject to standard mandatory prepayment provisions including (i) 100% of the net cash proceeds in excess of $5.0 million from any asset disposition or casualty event by or with respect to the Company or any of its restricted subsidiaries (the “Guarantors”), (ii) 100% of the net cash proceeds from the issuance or incurrence after the Financing Closing Date of additional debt of the Company or any Guarantor, and (iii) 50% of annual excess cash flow of the Company and its restricted subsidiaries, subject to customary exceptions and limitations.

Guarantees and Security

The Credit Facilities will be fully and unconditionally guaranteed, jointly and severally on a senior secured basis by certain direct and indirect material subsidiaries of the Company (the “Guarantors”). The Credit Facilities are not guaranteed by the Company’s foreign subsidiaries or unrestricted subsidiaries.

The Credit Facilities are secured by: (a) a perfected first priority pledge of the equity interests of each wholly-owned restricted subsidiary directly held by the Company or any Guarantor, subject to certain restrictions, and (b) perfected first priority security interests in, and mortgages on, substantially all owned real property and all other tangible and intangible personal property of the Company and each Guarantor, subject to certain restrictions, in each case subject to certain exceptions and permitted liens (the “Collateral”).

On the Financing Closing Date, the Company, the Guarantors and the Collateral Agent entered into a security agreement (the “Security Agreement”), which created and established the terms of the security interests that secure the Credit Facilities.

Ranking

The Credit Facilities and the related guarantees constitute senior secured obligations of the Company and the Guarantors, respectively, secured by the Collateral, and rank equally in right of payment with all of the Company and the Guarantors’ existing and future senior debt that is not subordinated and rank senior in right of payment to all of the Company and the Guarantors’ future senior subordinated and subordinated debt.

Covenants

The Credit Facilities contain certain covenants applicable to the Company and its restricted subsidiaries, including financial maintenance covenants and limitations on: (1) liens; (2) indebtedness; (3) fundamental changes; (4) disposition of property; (5) restricted payments; (6) transactions with affiliates; (7) changes in fiscal periods; (8) sales and leasebacks; (9) subsidiary distributions, (10) investments, (11) restrictive agreements, (12) amendments of certain documents, and (13) line of business. Each of these covenants is subject to important exceptions and qualifications.

Events of Default

The Credit Facilities also contain certain customary events of default, including, but not limited to: (i) failure to pay principal, interest or other amounts after a grade period; (ii) any representation or warranty proving to have been incorrect in any material respect when made; (iii) failure to perform or observe covenants or other terms of the Credit Agreement subject to certain grace periods; (iv) a cross-default and cross-acceleration with certain other material debt; (v) bankruptcy or other insolvency events of the Company or its material restricted subsidiaries; (vi) certain defaults under ERISA; and (vii) invalidity or impairment of security documents.

The foregoing summary of the Credit Agreement is qualified in its entirety by reference to actual Credit Agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.

$300.0 million aggregate principal amount of 8.250% Senior Notes due 2024

On the Financing Closing Date, the Company issued $300 million in aggregate principal amount of its 8.250% Senior Notes due 2024 (the “Notes”) to RR Donnelley, as partial consideration for the transfer to the Company of the financial communications and data services business on September 30, 2016. The transfer was made pursuant to the Contribution Agreement, dated as of September 30, 2016 (the “Contribution Agreement”), among the Company and RR Donnelley, and was in connection with the spin-off of the Company from RR Donnelley (the “Spin-Off”), which was completed on October 1, 2016. RR Donnelley, which was until the Spin-Off the direct parent of the Company, transferred the Notes on the Financing Closing Date to J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and MUFG Securities Americas Inc. (the “Selling Noteholders”), in exchange for certain outstanding debt securities of RR Donnelley that the Selling Noteholders had acquired from other holders of RR Donnelley debt securities.

The Notes were issued under an indenture dated as of September 30, 2016 (the “Indenture”), among the Company, the Guarantors, and Wells Fargo Bank, National Association, as trustee.

Pursuant to a Purchase Agreement, dated as of September 23, 2016, among the Company, the Selling Noteholders and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and MUFG Securities Americas Inc., as representatives (the “Representatives”) of the initial purchasers (the “Initial Purchasers”), the Selling Noteholders sold the Notes on the Financing Closing Date to the Initial Purchasers in connection with the offering of the Notes to qualified institutional buyers under Rule 144A of the Securities Act of 1933 (the “Securities Act”) and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act.

The Notes bear interest at a rate of 8.250% and mature on October 15, 2024. Interest is payable on the Notes on April 15 and October 15 of each year, commencing on April 15, 2017.

Guarantees

The notes are guaranteed, jointly and severally, on an unsecured basis, by the Guarantors, which are comprised of each of the Company’s existing and future direct and indirect wholly-owned U.S. subsidiaries that guarantee the Company’s obligations under its Senior Secured Credit Facilities. The Notes are not guaranteed by the Company’s foreign subsidiaries or unrestricted subsidiaries.

Ranking

The Notes and the related guarantees will be the Company and the guarantors’, respective, senior unsecured obligations and will rank equally in right of payment to all present and future senior debt, including the obligations under the Company’s Senior Secured Credit Facilities, senior in right of payment to all present and future subordinated debt, and effectively subordinated in right of payment to any of the Company and the guarantors’ secured debt, to the extent of the value of the assets securing such debt. The Notes will also be structurally subordinated to all of the liabilities of the Company’s existing and future subsidiaries that do not guarantee the notes, to the extent of the assets of those subsidiaries.

Covenants

The Indenture governing the Notes contains certain covenants applicable to the Company and its restricted subsidiaries, including limitations on: (1) liens; (2) indebtedness; (3) mergers, consolidations and acquisitions; (4) sales, transfers and other dispositions of assets; (5) loans and other investments; (6) dividends and other distributions, stock repurchases and redemptions and other restricted payments; (7) restrictions affecting subsidiaries; (8) transactions with affiliates; and (9) designations of unrestricted subsidiaries. Each of these covenants is subject to important exceptions and qualifications. In addition, many of the restrictive covenants will not apply to the Company and its restricted subsidiaries during any period when the Notes are rated investment grade by both Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc., or, in certain circumstances, another rating agency selected by the Company, provided at such time no default under the Indenture has occurred and is continuing.

Events of Default

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include, among others, nonpayment, breach of covenants in the Indenture, defaults in payment of certain other indebtedness and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the principal of and unpaid interest on all of the Notes to be due and payable immediately.

Redemption

The Notes may be redeemed, in whole or in part, at any time on or after October 15, 2021, at a redemption price equal to 102.063% of the principal amount thereof (plus accrued and unpaid interest thereon, if any, to the redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date)), declining annually to 100% of the principal amount thereof (plus accrued and unpaid interest thereon, if any, to the redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date)) beginning on October 15, 2022.

Notwithstanding the foregoing, in connection with any tender offer for all of the outstanding Notes, if after giving effect to such tender offer by the Company or any third party making such a tender offer in lieu of the Company 10% or less of the aggregate principal amount of the Notes at the Financing Closing Date remain outstanding, the Company or such third party will have the right, upon not less than 30 no more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a price equal to the price offered to each other holder of the Notes in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the Notes redemption date. In addition, if the Company experiences a Change of Control (as defined in the Indenture), the holders of the Notes may require the Company to repurchase for cash all or a portion of their Notes at a price equal to 101% of the principal amount thereof (plus accrued and unpaid interest thereon, if any, to the date of such repurchase).

The foregoing summary of the Indenture is qualified in its entirety by reference to the actual Indenture, attached hereto as Exhibit 4.2 and incorporated by reference herein.

Registration Rights Agreement

In connection with the offering of the Notes, the Company entered into the registration rights agreement, dated as of September 30, 2016 (the “Registration Rights Agreement”), among the Company, the Guarantors and the Representatives, pursuant to which the Company agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) with respect to an offer to exchange the Notes for registered notes which will have terms identical in all material respects to the Notes except that the registered notes will not contain terms that provide for restrictions on transfer, and use its reasonable best efforts to cause the exchange offer registration statement to be declared effective by the SEC by June 27, 2017. In certain circumstances, the Company may be required to file a shelf registration statement with the SEC registering the resale of the Notes by the holders thereof, in lieu of an exchange offer to such holders. The Company will be required to pay specified additional interest on the Notes if it fails to comply with its registration obligations under the Registration Rights Agreement.

The foregoing summary of the Registration Rights Agreement is qualified in its entirety by reference to the actual Registration Rights Agreement, attached hereto as Exhibit 4.3 and incorporated by reference herein.

Agreements with RR Donnelley and LSC Communications, Inc.

On October 1, 2016, effective at 12:01 a.m. ET, RR Donnelley distributed 80.75 percent of the outstanding common stock of the Company and 80.75 percent of the outstanding common stock of LSC Communications, Inc. (“LSC”) to RR Donnelley stockholders (the “Distributions”). The Distributions are part of a series of transactions, following which the Company and LSC became public companies and RR Donnelley retained a 19.25 percent continuing stock ownership interest in each of Donnelley Financial and LSC (the “Separation”). For purposes of governing the ongoing relationships among the Company, RR Donnelley and LSC and to provide for an orderly transition, the Company, RR Donnelley and LSC entered into the agreements described below prior to the Distributions.

The Separation and Distribution Agreement, dated as of September 14, 2016, by and among the Company, RR Donnelley and LSC, attached hereto as Exhibit 2.1, effected the distribution of the Company’s common stock and the distribution of LSC’s common stock to RR Donnelley’s common stockholders. This agreement also governs the Company’s relationships with RR Donnelley and LSC with respect to pre-Separation matters and provides for the allocation of employee benefit, litigation and other liabilities and obligations attributable to periods prior to the Separation. The Separation and Distribution Agreement also includes an agreement that the Company, RR Donnelley and LSC will provide each other with appropriate indemnities with respect to liabilities arising out of the businesses being distributed and retained by RR Donnelley in the Separation. The Separation and Distribution Agreement also addresses employee compensation and benefits matters.

The Transition Services Agreement, dated as of September 14, 2016, between the Company and RR Donnelley, attached hereto as Exhibit 2.2, and the Transition Services Agreement, dated as of September 14, 2016, between the Company and LSC, attached hereto as Exhibit 2.3, under which, in exchange for the fees specified in such agreements, RR Donnelley and LSC agree to provide certain services to the Company and the Company agrees to provide certain services to RR Donnelley and LSC, respectively, for up to 24 months following the Separation. These services include, but are not limited to, tax, information technology, treasury, internal audit, human resources, accounting, purchasing, communications, security and compensation and benefits.

The Tax Disaffiliation Agreement, dated as of September 14, 2016, between the Company and RR Donnelley, attached hereto as Exhibit 2.4, allocates responsibility for taxes between the Company and RR Donnelley and includes indemnification rights with respect to tax matters and restrictions to preserve the tax-free status of the Separation.

The Patent Assignment and License Agreement, dated as of September 27, 2016, between Donnelley Financial, LLC and RR Donnelley, attached hereto as Exhibit 2.5, provides for the ownership, licensing and other arrangements regarding the patents that the Company and RR Donnelley use in conducting their respective businesses.

The Trademark Assignment and License Agreement, dated as of September 27, 2016, between Donnelley Financial, LLC and RR Donnelley, attached hereto as Exhibit 2.6, provides for the ownership, licensing and other arrangements regarding the trademarks that the Company and RR Donnelley use in conducting their respective businesses.

The Data Assignment and License Agreement, dated as of September 27, 2016, between Donnelley Financial, LLC and RR Donnelley, attached hereto as Exhibit 2.7, provides for the ownership, licensing and other arrangements regarding the data that the Company and RR Donnelley use in conducting their respective businesses.

The Software, Copyright and Trade Secret Assignment and License Agreement, dated as of September 27, 2016, between Donnelley Financial, LLC and RR Donnelley, attached hereto as Exhibit 2.8, provides for the ownership, licensing and other arrangements regarding certain copyrights, trade secrets and software that the Company and RR Donnelley use in conducting their respective businesses.

The Stockholder and Registration Rights Agreement, dated as of September 14, 2016, between the Company and RR Donnelley, attached hereto as Exhibit 4.1, relates to the 19.25 percent continuing stock ownership interest in the Company retained by RR Donnelley.

The Company has also entered into commercial and other arrangements and agreements with RR Donnelley and LSC. These include, among other things, arrangements for the provision of services, including logistics and premedia services, and access to technology.

For a further description of the above agreements refer to the Information Statement filed as Exhibit 99.1 to Amendment No. 8 of the Company’s registration statement on Form 10 filed with the Securities and Exchange Commission (“SEC”) on September 20, 2016 (the “Form 10”) and such information is incorporated into this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 30, 2016, the Company entered into the Credit Agreement and issued the Notes. Information with respect to the Credit Agreement and the Notes is set forth under Item 1.01 under the captions “Donnelley Financial Solutions, Inc. Credit Agreement” and “$300.0 million aggregate principal amount of 8.250% Senior Notes due 2024” and is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

On September 30, 2016 and simultaneously with the effectiveness of the amended and restated certificate of incorporation of the Company (the “Amended and Restated Certificate of Incorporation”) that increased the number of authorized shares of common stock from 100 to 65,000,000, the Company effected a recapitalization of the 100 shares of common stock issued and outstanding, which recapitalization converted such 100 shares into 32,430,139 shares of common stock, par value $0.01. No additional consideration was delivered.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Changes in Directors

On September 30, 2016, effective as of 11:59 p.m. Eastern Time, the following directors of the Company tendered their resignations as directors of the Company: Thomas J. Quinlan III and Suzanne S. Bettman.

Effective on October 1, 2016, the Board increased the number of directors from four to eight and the following individuals were appointed to the Board in such class of directors as specified below to fill the vacancies created by the foregoing resignations and increase in number of directors (or in the case of Mssrs. Leib and Sockwell, solely to assign them to such director classes), and to serve in such capacity until such time as specified in the Amended and Restated Certificate of Incorporation, and/or until such time as their successors are duly elected and qualify:

Richard L. Crandall	Class III
Luis A. Aguilar	Class III
Nanci E. Caldwell	Class III
Charles D. Drucker	Class II
Gary G. Greenfield	Class II
Daniel N. Leib	Class I
Lois M. Martin	Class I
Oliver R. Sockwell	Class II

Information concerning these individuals, including biographical and compensation information, is included in the Form 10 and such information is incorporated into this Item 5.02 by reference. In addition to the foregoing biographical information regarding Ms. Martin, Ms. Martin resigned as the Chief Financial Officer of Ceridian HCM, Inc., effective September 30, 2016, and will provide consulting services to Ceridian HCM, Inc. through January 6, 2017.

On October 1, 2016, Mr. Crandall was appointed as the Chairperson of the Board. The Board determined that each non-employee director is independent under the rules of both the New York Stock Exchange (“NYSE”) and the SEC.

Mr. Greenfield, Mr. Sockwell and Ms. Martin were appointed to serve as members of the Audit Committee of the Board. Ms. Martin was appointed as the Chairperson of the Audit Committee. The Board has determined that each member of the Audit Committee (i) is “independent” within the meaning of the rules of both the NYSE and the SEC, (ii) has the requisite attributes of an “audit committee financial expert” as defined by regulations promulgated by the SEC and that such attributes were acquired through relevant education and/or experience, (iii) is “financially literate” as required by the rules of the NYSE, (iv) has “accounting or related financial management expertise” as required by the rules of the NYSE and is able to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements, and (v) has not participated in the preparation of the financial statements of the Company or any of its subsidiaries at any time during the past three years.

Mr. Aguilar, Mr. Crandall and Mr. Sockwell were appointed to serve as members of the Corporate Responsibility and Governance Committee of the Board. Mr. Sockwell was appointed as the Chairperson the Corporate Responsibility and Governance Committee. The Board has determined that each member of the Corporate Responsibility and Governance Committee is “independent” for purposes of serving on the Corporate Responsibility and Governance Committee within the meaning of the NYSE listing rules.

Ms. Caldwell, Mr. Drucker and Mr. Greenfield were appointed to serve as members of the Compensation Committee of the Board. Mr. Greenfield was appointed as the Chairperson the Compensation Committee. The Board has determined that each member of the Compensation Committee is “independent” for purposes of serving on the Compensation Committee within meaning of the NYSE listing rules.

Changes in Executive Officers

On September 30, 2016, effective as of 11:59 p.m. Eastern Time, the following executive officers of the Company tendered their resignations as executive officers of the Company: Suzanne S. Bettman and Andrew B. Coxhead.

On October 1, 2016, the following individuals were designated to serve as executive officers of the Company:

Daniel N. Leib	Chief Executive Officer and President
Thomas F. Juhase	Chief Operating Officer
David A. Gardella	Chief Financial Officer
Jennifer B. Reiners	Secretary; Chief Compliance Officer; General Counsel
Kami S. Turner	Controller; Chief Accounting Officer

Information concerning these individuals, including biographical and certain compensation information, is included in the Form 10 and such information is incorporated into this Item 5.02 by reference.

On September 30, 2016, the Board of Directors of the Company (the “Board”) adopted the 2016 Donnelley Financial Solutions, Inc. Performance Incentive Plan, Donnelley Financial Solutions, Inc. Non-Employee Director Compensation Plan and Donnelley Financial Solutions, Inc. Nonqualified Deferred Compensation Plan, all in the form attached to and as described in the Form 10. The 2016 Donnelley Financial Solutions, Inc. Performance Incentive Plan, Donnelley Financial Solutions, Inc. Non-Employee Director Compensation Plan and Donnelley Financial Solutions, Inc. Nonqualified Deferred Compensation Plan are attached hereto, as applicable, as Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, and are incorporated into this Item 1.01 by reference.

Effective October 1, 2016, the Company entered into the Assignment of Employment Agreement and Acceptance of Assignment between the Company, RR Donnelley and Daniel N. Leib, Assignment of Employment Agreement and Acceptance of Assignment between the Company, RR Donnelley and Thomas F. Juhase, Assignment of Employment Agreement and Acceptance of Assignment between the Company, RR Donnelley and David A. Gardella and Assignment of Employment Agreement and Acceptance of Assignment between the Company, RR Donnelley and Jennifer B. Reiners, all in the form attached to and as described in the Form 10. The above assignments and acceptances are attached hereto, as applicable, as Exhibit 10.5, Exhibit 10.6 and Exhibit 10.7, respectively, and are incorporated into this Item 1.01 by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 30, 2016, the Company filed with the Secretary of State of the State of Delaware the Amended and Restated Certificate of Incorporation to amend and restate its certificate of incorporation, effective as of 5:00 p.m. Eastern Time on September 30, 2016, as described in the Form 10. Also on September 30, 2016, the Company amended and restated its by-laws (the “Amended and Restated By-Laws”), effective as of 5:00 p.m. Eastern Time on September 30, 2016, as described in the Form 10.

The above descriptions are qualified in their entirety by reference to the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws, which are attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and incorporated into this Item 5.03 by reference.

Item 7.01.	Regulation FD Disclosure.

On October 3, 2016, the Company announced the completion of the Separation. The Company’s press release is furnished as Exhibit 99.1 to this Current Report.

Information under this Item 7.01, including information set forth in Exhibit 99.1, is deemed to be furnished and not filed.

Item 8.01.	Other Events.

On September 29, 2016, in connection with the separation of the Company from RR Donnelley, the Company’s outside tax counsel delivered a tax opinion to RR Donnelley in the form previously attached to the Form 10. A copy of such opinion is filed as Exhibit 8.1 hereto and incorporated into this Item 8.01 by reference.

On October 1, 2016, the Board announced that the 2017 Annual Meeting of the Company’s stockholders will be held on May 18, 2017. Additional information regarding the time, location and record dates will be announced by the Company in 2017.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

2.1	Separation and Distribution Agreement, dated as of September 14, 2016, by and among R. R. Donnelley & Sons Company, LSC Communications, Inc. and Donnelley Financial Solutions, Inc.

2.2	Transition Services Agreement, dated as of September 14, 2016, between Donnelley Financial Solutions, Inc. and R. R. Donnelley & Sons Company

2.3	Transition Services Agreement, dated as of September 14, 2016, between LSC Communications, Inc. and Donnelley Financial Solutions, Inc.

2.4	Tax Disaffiliation Agreement, dated as of September 14, 2016, between Donnelley Financial Solutions, Inc. and R. R. Donnelley & Sons Company

2.5	Patent Assignment and License Agreement, dated as of September 27, 2016, between Donnelley Financial, LLC and R. R. Donnelley & Sons Company

2.6	Trademark Assignment and License Agreement, dated as of September 27, 2016, between Donnelley Financial, LLC and R. R. Donnelley & Sons Company

2.7	Data Assignment and License Agreement, dated as of September 27, 2016, between Donnelley Financial, LLC and R. R. Donnelley & Sons Company

2.8	Software, Copyright and Trade Secret Assignment and License Agreement, dated as of September 27, 2016, between Donnelley Financial, LLC and R. R. Donnelley & Sons Company

3.1	Amended and Restated Certificate of Incorporation of Donnelley Financial Solutions, Inc.

3.2	Amended and Restated By-laws of Donnelley Financial Solutions, Inc.

4.1	Stockholder and Registration Rights Agreement, dated as of September 14, 2016, between Donnelley Financial Solutions, Inc. and R. R. Donnelley & Sons Company

4.2	Indenture, dated as of September 30, 2016, among Donnelley Financial Solutions, Inc., the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as Trustee

4.3	Registration Rights Agreement, dated as of September 30, 2016, by and among Donnelley Financial Solutions, Inc., the subsidiary guarantors party thereto and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and MUFG Securities Americas Inc., as Representatives

8.1	Tax Opinion of Sullivan & Cromwell LLP, dated as of September 29, 2016

10.1	Credit Agreement, dated as of September 30, 2016, among Donnelley Financial Solutions, Inc., as Borrower, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent

10.2	2016 Donnelley Financial Solutions, Inc. Performance Incentive Plan

10.3	Donnelley Financial Solutions, Inc. Non-Employee Director Compensation Plan

10.4	Donnelley Financial Solutions, Inc. Nonqualified Deferred Compensation Plan, dated as of September 22, 2016

10.5	Assignment of Employment Agreement and Acceptance of Assignment, dated as of September 29, 2016, between Donnelley Financial Solutions, Inc., R. R. Donnelley & Sons Company and Daniel N. Leib

10.6	Assignment of Employment Agreement and Acceptance of Assignment, dated as of September 29, 2016, between Donnelley Financial Solutions, Inc., R. R. Donnelley & Sons Company and Thomas F. Juhase

10.7	Assignment of Employment Agreement and Acceptance of Assignment, dated as of September 29, 2016, between Donnelley Financial Solutions, Inc., R. R. Donnelley & Sons Company and David A. Gardella

10.8	Assignment of Severance Agreement and Acceptance of Assignment, dated as of September 29, 2016, between Donnelley Financial Solutions, Inc., R. R. Donnelley & Sons Company and Jennifer B. Reiners

99.1	Press Release, dated as of October 3, 2016, of Donnelley Financial Solutions, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Donnelley Financial Solutions, Inc.

Date: October 3, 2016	By:	/s/ Jennifer B. Reiners
	Name:	Jennifer B. Reiners
	Title:	Secretary; Chief Compliance Officer; General Counsel